EXHIBIT 24.1

                          SPHERA FUNDS MANAGEMENT LTD.

                                 (the "COMPANY")

          UNANIMOUS WRITTEN RESOLUTION OF THE DIRECTORS OF THE COMPANY

                              DATED 12 AUGUST, 2010

The undersigned, comprising all the members of the Board of Directors of the Company, in lieu of meeting, pursuant to the Articles of Association of the Company and waiving any prior notice requirements, do hereby consent in writing as follows:

It is hereby RESOLVED THAT:

     1.   Doron Breen and Ron Senator are authorized, acting individually, to:

          a. prepare, executive, acknowledge, deliver and file the Form ID and Forms 3, 4, and 5 (including any amendments thereto) on behalf of Sphera Funds Management Ltd. (the "Company") with respect to the securities of Orexigen Therapeutics, Inc., a company incorporated in Delaware, with the United States Securities and Exchange Commission, any securities exchanges, and Orexigen Therapeutics, Inc., as considered necessary or advisable under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder ("Section 16"), as amended from time to time, with the right (a) to grant a power of attorney, with power of substitution, to act in his stead or (b) to otherwise name a designee in a manner permitted by Section 16, with power of substitution, to act in his stead;

          b. seek or obtain, as the Company's representative and on the Company's behalf, information on transactions in the securities of Orexigen Therapeutics, Inc. from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

          c. perform any and all other acts which in his discretion are necessary or desirable for and on behalf of the Company in connection with the foregoing.

IN WITNESS WHEREOF, it has been resolved as of the date appearing above.

                  /s/ Itschak Shrem                  /s/ Ehud Gelbard
                  -----------------                  ----------------
                  Itschak Shrem                      Ehud Gelbard
                  Director                           Director

                  /s/ Doron Breen                    /s/ Israel Mor
                  ---------------                    --------------
                  Doron Breen                        Israel Mor
                  Director                           Director

                  /s/ Ron Senator
                  ---------------
                  Ron Senator
                  Director